As filed with the Securities and Exchange Commission on March 24, 2016

Registration No. 333-96673

Registration No. 333-96675

Registration No. 333-181505

Registration No. 333-189291

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-96673

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-96675

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-181505

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-189291

UNDER

THE SECURITIES ACT OF 1933

Pepco Holdings LLC

(Exact name of registrant as specified in its charter)

Delaware	52-2297449
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

701 Ninth Street, N.W., Washington, D.C.	20068
(Address of Principal Executive Offices)	(Zip Code)

Conectiv Savings and Investment Plan

Atlantic Electric 401(k) Savings and Investment Plan-B

Pepco Holdings, Inc. Long-Term Incentive Plan

Pepco Holdings, Inc. Stock Compensation Plan for Directors

Potomac Electric Power Company Long-Term Incentive Plan

Conectiv Incentive Compensation Plan

Pepco Holdings, Inc. 2012 Long-Term Incentive Plan

Pepco Holdings, Inc. Retirement Savings Plan

(Full title of the plan)

Bruce G. Wilson

Secretary

Pepco Holdings LLC

701 Ninth Street, N.W.

Washington, D.C.

(Name and address of agent for service)

(202) 872-2000

(Telephone number, including area code, of agent for service)

Indicate by check mark if the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company, as defined in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

Pepco Holdings LLC (successor company to Pepco Holdings, Inc. (the “Predecessor”)) (the “Registrant”) is filing this Post-Effective Amendment to the Registration Statements on Form S-8 listed below (collectively, the “Prior Registration Statements”) to deregister all securities that were previously registered and remain unsold or otherwise unissued under the (i) Conectiv Savings and Investment Plan, (ii) Atlantic Electric 401(k) Savings and Investment Plan-B, (iii) Pepco Holdings, Inc. Long-Term Incentive Plan, (iv) Pepco Holdings, Inc. Stock Compensation Plan for Directors, (v) Potomac Electric Power Company Long-Term Incentive Plan, (vi) Conectiv Incentive Compensation Plan, (vii) Pepco Holdings, Inc. 2012 Long-Term Incentive Plan, and (vii) Pepco Holdings, Inc. Retirement Savings Plan, as the case may be, and for which the Prior Registration Statements had remained in effect.

1.	Registration Statement No. 333-96673 filed on July 18, 2002.

2.	Registration Statement No. 333-96675 filed on July 18, 2002, as amended on July 31, 2002.

3.	Registration Statement No. 333-181505 filed on May 18, 2012.

4.	Registration Statement No. 333-189291 filed on June 13, 2013.

Pursuant to an Agreement and Plan of Merger, dated as of April 29, 2014, as amended and restated on July 18, 2014, by and among the Predecessor, Exelon Corporation (“Parent”) and Purple Acquisition Corp., an indirect, wholly owned subsidiary of Parent (“Merger Sub”), on March 23, 2016, Merger Sub merged with and into the Predecessor, with the Predecessor surviving the merger as an indirect, wholly owned subsidiary of Parent (the “Merger”). After the effective time of the Merger, the Predecessor was converted to a limited liability company under Delaware law (the “Conversion”). As a result of the Merger and the Conversion, the Registrant has terminated the offering of the Predecessor’s securities pursuant to the Prior Registration Statements. In accordance with undertakings made by the Predecessor in the Prior Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that were registered for issuance that remain unsold at the termination of the offering, the Registrant hereby removes from registration all of such securities of the Registrant registered but unsold under the Prior Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Washington, District of Columbia, on this 24th day of March, 2016.

PEPCO HOLDINGS LLC

By:	/s/ David M. Velazquez
David M. Velazquez
President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

PEPCO HOLDINGS LLC (Registrant)

March 24, 2016	By:	/s/ David M. Velazquez
David M. Velazquez
President, Chief Executive Officer and Director

March 24, 2016	By:	/s/ Donna J. Kinzel
Donna J. Kinzel
Senior Vice President, Chief Financial Officer and Treasurer (principal financial officer)

March 24, 2016	By:	/s/ Robert Aiken
Robert Aiken
Vice President and Controller (principal accounting officer)

Signature	Title	Date

/s/ Christopher M. Crane	Director, Pepco Holdings LLC	March 24, 2016
Christopher M. Crane

/s/ David M. Velazquez	Director, Pepco Holdings LLC	March 24, 2016
David M. Velazquez

/s/ Denis P. O’Brien	Director, Pepco Holdings LLC	March 24, 2016
Denis P. O’Brien